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                                                                    EXHIBIT 10.7

                                                                [EXECUTION COPY]

                      AGREEMENT TO ASSIGN TRADEMARK RIGHTS
                  AND LIMITED CONSENT TO USE CENTEX TRADEMARKS

      THIS AGREEMENT (this "Agreement") is entered into as of June 30, 2003 (the "Effective Date") by and between Centex Corporation, a corporation organized under the laws of the State of Nevada ("Centex"), and Cavco Industries, Inc., a corporation organized under the laws of the State of Delaware ("Cavco"). Centex and Cavco are hereinafter referred to as the "Parties."

      WHEREAS, the Parties have entered into a Distribution Agreement dated as of May 30, 2003 (the "Distribution Agreement"); and

      WHEREAS, as part of the consideration of the Distribution Agreement, Centex desires to assign, and Cavco desires to acquire, all right, title, and interest in and to a number of trademarks that are owned by Centex.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which each party hereby acknowledges, the Parties hereby agree as follows:

1.    DEFINITIONS

      1.1 "Assigned Marks" means the trademarks listed in Exhibit 1 and all Intellectual Property Rights therein.

      1.2 "Intellectual Property Rights" means copyrights, patents (including patent improvements), patent applications, trade secrets, trademarks, trade names or service marks, pending trademark applications or existing trademark registrations with the United States Patent and Trademark Office, or other intellectual property rights (including common law rights) under applicable law.

2.    GRANT OF RIGHTS

      2.1 Centex agrees to assign all of Centex's right, title and interest in the Assigned Marks to Cavco as set forth in this Agreement. In order to perfect such ownership transfer, contemporaneously with the execution of this Agreement, Centex has executed a separate assignment document to be recorded with the United States Patent and Trademark Office. Centex shall reasonably cooperate with Cavco in the filing and prosecution of the Assigned Marks if necessary.

      2.2 Centex promptly shall deliver to Cavco all documentation pertaining to the Assigned Marks, including copies of all correspondence to or from examining authorities regarding such Assigned Marks, trademark searches pertaining to such Assigned Marks, and all correspondence with any attorney involved in the preparation and/or prosecution of the Assigned Marks.

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3.    LIMITED CONSENT TO USE CENTEX TRADEMARK

      3.1 As soon as practicable, and in any event within six (6) months after the Effective Date, Cavco, at Cavco's expense, shall remove any and all exterior and interior signs and identifiers which refer or pertain to Centex. After such period, Cavco shall not use or display the name "Centex" or variations thereof, or other trademarks, tradenames, logos or identifiers using such name or otherwise owned by or licensed to Centex which have not been assigned or licensed to Cavco (collectively, the "Centex Trademarks"), without the prior written consent of Centex. However, nothing contained in this Agreement shall prevent Cavco from using the Centex name in public filings with governmental authorities, materials intended for distribution to Cavco stockholders, or any other communication in any medium which describes the relationship between the Parties.

      3.2 Cavco shall have the right to use existing products, supplies and documents (including, but not limited to, purchase orders, forms, labels, shipping materials, catalogues, sales brochures, operating manuals, instructional documents and similar materials, and advertising material) being transferred to it which have imprinted thereon or otherwise use a Centex Trademark, for a period not to exceed six (6) months following the Effective Date. However, Cavco agrees (i) to use only such supplies and documents existing in inventory as of the Effective Date and (ii) not to order or utilize in any manner any additional supplies and documents which have imprinted thereon or otherwise use a Centex Trademark.

      3.3 Cavco acknowledges and agrees that Centex does not consent to any use of the Centex Trademarks by Cavco other than as provided above, and that no license to use the Centex Trademarks has been granted to Cavco by Centex by this
Section 3. The provisions of this Section 3 provide only a limited consent from Centex to Cavco to continue to display the Centex Trademarks on existing signage and other items until the earlier of (i) six months from the date of this Agreement; or (ii) the date Cavco fully complies with the provisions of Section 3.1, and for no other reason.

4.    WARRANTIES

      4.1 Centex represents and warrants that: (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full power and authority to enter into this Agreement and perform its obligations hereunder; (b) immediately prior to the execution of this Agreement, Centex owns all right, title and interest in and to the Assigned Marks; and (c) it has the legal right to grant all the rights it purports to grant and to convey all the rights it purports to convey pursuant to Section 2.1 above.

      4.2 Cavco represents and warrants that: (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has

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full power and authority to enter into this Agreement and perform its obligations hereunder.

      5.    GENERAL

      5.1 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and to the extent that this agreement is inconsistent with any prior agreement(s) between the Parties, the terms of this agreement are to control.

      5.2 Amendment. This Agreement shall not be amended or otherwise modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Centex and Cavco by their respective duly authorized representatives.

      5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      5.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and the Parties' respective successors and assigns.

      5.5 No Waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

      5.6 Savings Clause. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

      5.7 Further Assurances. The Parties agree to take such further action and execute, deliver and/or file such documents or instruments as are necessary to carry out the terms and purposes of this Agreement.

      5.8 Section Headings. The section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CENTEX CORPORATION                          CAVCO INDUSTRIES, INC.

By:  /s/ MICHAEL S. ALBRIGHT                By: /s/ JOSEPH H. STEGMAYER
   -------------------------                    -------------------------
Its: Senior Vice President                  Its:President and Chief Executive
                                                Officer

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                                    EXHIBIT 1

                                 ASSIGNED MARKS

                                      CAVCO
                                   CAVCO HOMES
                                    SUNBUILT
                                    VILLAGER
                                    SUN VILLA
                                   CEDAR COURT
                                    WESTCOURT
                                     WINROCK
                                    CATALINA
                            CAVCO GOLD KEY GUARANTEE
                                     SAGUARA
                                      ELITE
                                   DESERT ROSE
                                    SUNBURST
                                  CAVCO CABINS
                                    AAA HOMES
                                CAVCO HOME CENTER